SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported)               May 3, 2001
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                          INSPIRE PHARMACEUTICALS, INC.
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               (Exact Name of Registrant as Specified in Charter)


            Delaware               000-31135                 04-3209022
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(State or Other Jurisdiction      (Commission               (I.R.S. Employer
      of Incorporation)           File Number)            Identification No.)


4222 Emperor Boulevard, Suite 470, Durham, North Carolina          27703-8466
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(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code      (919) 941-9777
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          (Former Name or Former Address, If Changed Since Last Report)


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 Item 5. Other Events.

         On May 3, 2001, Inspire Pharmaceuticals, Inc. issued the following press release:

 "INSPIRE PHARMACEUTICALS, INC. PRESENTS POSITIVE PHASE II DATA FOR INS365
             OPHTHALMIC FOR DRY EYE, AND LAUNCHES FIRST PHASE I/II
          CLINICAL TRIAL FOR INS37217 OPHTHALMIC FOR RETINAL DETACHMENT
       -Eight Abstracts Presented at Scientific Meeting in Ft. Lauderdale-

"DURHAM, NORTH CAROLINA - MAY 3, 2001 - Inspire Pharmaceuticals, Inc. (Nasdaq:
ISPH) today presented positive Phase II results of INS365 Ophthalmic for the treatment of dry eye in scientific sessions at the Association for Research in Vision and Ophthalmology (ARVO) meeting in Ft. Lauderdale, Florida. A total of eight abstracts relating to Inspire's dry eye and retinal programs were presented. The Company also announced the launch of a Phase I/II clinical trial for its second potential ophthalmology product, INS37217 Ophthalmic for the treatment of retinal detachment. The trial will evaluate the effectiveness of this agent in removing subretinal fluid build-up in patients with retinal detachments resulting from breaks or tears in the retina.

"POSITIVE PHASE II CLINICAL RESULTS PRESENTED FOR INS365 OPHTHALMIC
"Data presented today on the Phase II clinical study for INS365 Ophthalmic eye drops for dry eye showed strong and consistent trends in the improvement of both signs and symptoms of dry eye, including a statistically significant improvement over placebo on an important objective efficacy endpoint, corneal staining. Although the study was not powered to show statistically significant differences among individual test groups and placebo, significant differences were also observed for improvement in several other important measures of effectiveness, including conjunctival staining, tear breakup time and unanesthetized Schirmer test (a test measuring tear secretion) in the INS365 treatment groups at various time-points throughout the study. In addition, the subjective endpoints of ocular itching and burning consistently improved in drug-treated cohorts, with burning showing a statistically significant difference. Ocular tolerability was excellent over a ten-fold range of concentrations (from 0.5 - 5.0%).

"The data were presented by Dr. Gary Foulks, M.D., Professor and Chairman of the Department of Ophthalmology at the University of Pittsburgh. The Phase II trial was a double-masked, parallel-group, dose-ranging, placebo-controlled study, conducted in 158 moderate-to-severe patients, at 12 ophthalmology centers in the US.

"After his presentation, Dr. Foulks commented that he found the results of this Phase II study very encouraging. 'The present study achieved the goals of defining appropriate concentrations of INS365 Ophthalmic solution to pursue, and identifying appropriate subjective and objective endpoints to evaluate in a Phase III study. I am optimistic regarding the ongoing Phase III clinical trial, particularly given the improvement in ocular surface staining that was observed, and the excellent tolerance of the medication.'

"Based on the Phase II results, the Company launched a 64-center Phase III clinical trial in the US in January, 2001. The study is designed to compare the efficacy and safety of two concentrations of INS365 Ophthalmic to placebo in 900 patients with dry eye. Over 300 patients have been enrolled in the program since February.

"ADDITIONAL DATA PRESENTED AT ARVO
"In addition to the presentation of Phase II data on INS365 Ophthalmic for dry eye, Inspire presented seven posters on Company conducted or sponsored research in the areas of tear secretion, ocular surface metabolism, retinal detachment, and mechanisms of pharmacological action. Christy Shaffer, Ph.D., President and CEO of Inspire, commented, 'I am very pleased with the encouraging results presented at ARVO and am optimistic about Inspire's future in ophthalmology. We continue to increase the breadth and depth of our work in this field, and we anticipate building a strong ophthalmology franchise.'

"LAUNCH OF PHASE I/II CLINICAL STUDY IN RETINAL DETACHMENT
"The Company also announced today the launch of a Phase I/II study for INS37217 Ophthalmic intravitreal injection in patients with retinal detachment. The 24 patient, double-masked, placebo-controlled, ascending-dose tolerability study is designed to assess the safety, tolerability and preliminary efficacy of INS37217 Ophthalmic in patients with rhegmatogenous retinal detachment (detachment resulting from breaks or tears in the retina). This is Inspire's fifth product to enter clinical testing.

"Preclinical studies conducted with university collaborators have demonstrated that intravitreal administration of INS37217 Ophthalmic enhances reattachment of the retina in models of retinal detachment. In addition, studies have revealed some of the mechanisms underlying the effects of INS37217 in promoting subretinal fluid reabsorption. These studies provide excellent scientific rationale for the development of INS37217 Ophthalmic for patients with retinal detachment.

"Paul Tornambe, M.D., F.A.C.S., Director, Retina Research Foundation of San Diego, an investigator for the ongoing trial, said, 'I am very excited about this clinical trial, which could dramatically change the way we treat a patient with a retinal detachment.'

"ABOUT DRY EYE AND RETINAL DETACHMENT
"Both dry eye and retinal detachment are serious conditions with high unmet medical needs. There are currently no FDA-approved pharmacologically active treatments for either condition.

"Dry eye, also known as keratoconjunctivitis sicca (KCS), is a painful, burning and irritating condition involving abnormalities and deficiencies in the tear film due to a variety of causes. Approximately 10 million Americans suffer from dry eye, and the incidence increases markedly with age and after menopause in women.

"Retinal detachment is a potentially blinding condition that occurs when the retina, a layer of sensory tissue that captures and processes visual information, is separated from the underlying retinal pigment epithelium (RPE). Rhegmatogenous retinal detachment is the most common form of retinal detachment, and occurs as a result of retinal tears or breaks that allow for pathological accumulation of fluid between the retina and RPE.

"ABOUT INSPIRE
"Inspire Pharmaceuticals, Inc. discovers and develops new drugs to treat diseases characterized by deficiencies in the body's innate defense mechanisms of mucosal hydration and mucociliary clearance, as well as other non-mucosal disorders. Mucosal defense mechanisms are the natural way that the body defends its mucosal surfaces against dust, pollutants, bacteria and viruses. Inspire's lead product candidates target respiratory and ophthalmic diseases with inadequate current treatments and which represent large therapeutic market opportunities. Inspire has five product candidates in clinical development, and has entered into development and commercialization alliances with Genentech, Inc., Kissei Pharmaceutical Co., Ltd., Santen Pharmaceutical Co., Ltd. and Kirin Brewery Co., Ltd. Inspire's products are based on proprietary technology relating to P2Y receptors. Inspire is exploring other target diseases where it believes P2Y receptors play important biological roles.

"The forward-looking statements in this news release relating to management's expectations and beliefs are based on preliminary information and management assumptions. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue and earnings expectations, intellectual property rights and litigation, competitive products, results of clinical trials, the need for additional research and testing, delays in manufacturing, funding and the timing and content of decisions made by regulatory authorities, including the U.S. Food and Drug Administration. Further information regarding factors that could affect the Company's results is included in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events."




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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Inspire Pharmaceuticals, Inc.


                                            By:  /s/ Gregory J. Mossinghoff
                                               ----------------------------
                                                 Gregory J. Mossinghoff,
                                                 Senior Vice President and
                                                 Chief Business Officer


Dated:  May 3, 2001